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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Newbridge Networks Corporation (the "Company") on Form S-8 (File Nos. 33-51538, 33-55964, 33-68710, 33-78276, 33-89624, 33-97472, 333-2446, and 333-30777) of
our report dated June 1, 1999 and June 22, 1999, included herein, on our audit of the consolidated financial statements of the Company, which are included in this Annual Report on Form 10-K dated June 17, 1999, as included in Item 8 herein.


/s/ Deloitte and Touche LLP

Deloitte & Touche
Chartered Accountants

June 22, 1999

Ottawa, Canada

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